Exhibit 99.7

BOSTON PRIVATE BANK

& TRUST COMPANY

IRREVOCABLE STANDBY LETTER OF CREDIT

NUMBER:	BPB#385
DATE OF ISSUANCE:	June 15, 2004
EXPIRATION DATE:	June 15, 2005

APPLICANT:	Boston Life Sciences, Inc.
ADDRESS:	20 Newbury Street, 5th Floor Boston, MA 02116

BENEFICIARY:

Ingalls & Snyder Value Partners, L.P.

61 Broadway

New York, NY 10006

Dear Sir or Madam:

We hereby establish our Irrevocable Standby Letter of Credit Number BPB#385 (“Letter of Credit”) in your favor at the request and for the account of Boston Life Sciences, Inc., available by your draft drawn at sight on Boston Private Bank & Trust Company, Ten Post Office Square, Boston, Massachusetts up to an aggregate amount of ‘Four Million Seven Hundred Eighty Five Thousand Five Hundred Fifty and 00/100 U.S. Dollars’ (US$4,785,550.00), effective June 15, 2004 and expiring at Boston, Massachusetts on June 15, 2005 at 5:00PM.

Payment of any draft drawn on us will be honored in accordance with the terms herein upon presentation of (a) the original Letter of Credit, accompanied by (b.) a writing from the Beneficiary, signed by a duly authorized individual and notarized, which states that “THIS DRAW IN THE AMOUNT OF                      U.S. DOLLARS ($                    ) UNDER YOUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. BPB#385 REPRESENTS FUNDS FOR PAYMENT OF PRINCIPAL AND/OR INTEREST DUE AND OWING IN RESPECT OF THOSE CERTAIN OUTSTANDING 10% CONVERTIBLE SENIOR SECURED PROMISSORY NOTES DUE JUNE 1, 2005 ISSUED BY BOSTON LIFE SCIENCES, INC. IN INITIAL PRINCIPAL AMOUNT OF FOUR MILLION AND 00/100 U.S. DOLLARS ($4,000,000.00) (DATED AS OF JULY 25, 2002), ONE HUNDRED AND FORTY-THREE THOUSAND THREE HUNDRED THIRTY-THREE AND 00/100 U.S. DOLLARS ($143,333.00) (DATED AS OF DECEMBER 1, 2002) AND TWO HUNDRED SEVEN THOUSAND ONE HUNDRED SIXTY-SEVEN AND 00/100 U.S. DOLLARS ($207,167.00) (DATED AS OF JUNE 1, 2003), AND ANY ADDITIONAL SUCH NOTES ISSUED AS PAYMENT OF INTEREST UNDER SECTION 1(b) OF SUCH NOTES.”

This Letter of Credit shall terminate on the above-stated expiry date. Additionally, the face amount of the Letter of Credit shall reduce automatically as follows, provided that if there shall have been any draw on this Letter of Credit on or prior to the date set forth below, the amount of such scheduled reduction shall be reduced by the amount of such draw:

Date	Reduction Amount
December 15, 2004	$228,401.00

TEN POST OFFICE SQUARE • BOSTON, MASSACHUSETTS 02109 • TELEPHONE: (617) 912-1900 • FAX: (617) 912-4550

BOSTONPRIVATEBANK.COM

If any draft and the requisite documents are presented before expiration of this Letter of Credit, we will honor such draft drawn under and in compliance with the terms of this Letter of Credit upon presentation, and payment will be effected in accordance with any accompanying instructions on the same day if presentation is made before noon, Eastern Time, on that day. If presentation is made after noon, Eastern Time, then payment will be effected in accordance with any accompanying instructions before the close of business on the following day.

Drawings under this Letter of Credit must bear the clause “Drawn under Boston Private Bank & Trust Company Letter of Credit BPB#385, dated June 15, 2004.”

This Letter of Credit is freely transferable and assignable by you, any of your successors or any transferee or assignee hereof without any limitation, and inures to your benefit and to the benefit of your successors, transferees and assignees. Upon any transfer or assignment hereof, you, your then current successor, or the then current transferor or assignor hereof, as the case may be, shall give us notice of such transfer or assignment. We reserve the right to require reasonable evidence of such assignment as a condition to any draw hereunder.

Any amounts available under this Letter of Credit may be drawn in its entirety or in portions and/or by negotiation. In the event that you elect to draw upon less than the full stated amount hereof, the stated amount of the Letter of Credit will be automatically reduced by the amount of such partial draw and the balance remaining shall be available for future draw.

Unless otherwise expressly stated, this Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 revision) ICC Publication No. 500.

Very truly yours,

BOSTON PRIVATE BANK & TRUST COMPANY

By:	/s/ ROBERT C. BUFFUM, JR.
Name:	Robert C. Buffum, Jr.
Title:	Senior Vice President